EXHIBIT 99.(a)(2)

                    AGREEMENT OF ASSIGNMENT AND TRANSFER
                    FOR LIMITED PARTNERSHIP INTERESTS IN
                          ML MEDIA PARTNERS, L.P.

1.     OFFER OF UNITS; AGREEMENT TO TRANSFER

I, the undersigned, hereby offer (the "Offer") to sell to MLMP Acquisition Partners, LLC, or its assignee or assignees (such purchasing entity is hereafter referred to as "Madison"), limited partnership interests (including any certificates or depositary receipts evidencing such interests) (the "Units") in ML Media Partners, L.P. (the "Partnership"), for $601.00 per Unit, in cash (reduced by the amount of (i) any transfer fee payable to the Partnership in respect of the Units tendered hereby and
(ii) any cash distributions made or declared by the Partnership on or after October 30, 2003 (to the extent Madison does not receive such distributions with respect to any Units transferred hereby)), plus any interest payable by Madison as provided in Madison's offer to purchase Units, dated October 30, 2003 (as amended or supplemented, the "Offer to Purchase").

Subject to, and effective upon, acceptance of my Offer by Madison and payment for the Units offered hereby in accordance with the terms and subject to the conditions of this Agreement of Assignment and Transfer, I hereby sell, assign, transfer, convey and deliver ("Transfer") to Madison, all of my right, title and interest in and to the Units and any and all cash or non-cash distributions, other Units, or other securities issued or issuable in respect thereof on or after October 30, 2003, including, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever distributable or allocable to the Units under the Partnership's limited partnership agreement (the "Partnership Agreement"),
(i) unconditionally to the extent that the rights appurtenant to the Units may be transferred and conveyed without the consent of the general partner(s) of the Partnership (the "General Partner"), and (ii) in the event that Madison elects to become a substituted limited partner of the Partnership, subject to the consent of the General Partner to the extent such consent may be required in order for Madison to become a substituted limited partner of the Partnership.

It is my intention that Madison, if it so elects, succeed my interest as a substituted limited partner, as described in the Partnership Agreement, with respect to the transferred Units. It is my understanding, and I hereby acknowledge and agree, that Madison shall be entitled to receive (i) all distributions of cash or other property from the Partnership attributable to the transferred Units that are made on or after October 30, 2003, including, without limitation, all distributions of cash from operations and capital proceeds, without regard to whether the applicable sale, financing, refinancing or other disposition took place before or after the transfer and (ii) all proceeds that are paid on or after October 30, 2003 from or as a result of any claim, litigation, class or derivative action brought by or for the benefit of the limited partners with respect to the transferred Units, regardless of when the claims brought pursuant to such action accrued. It is my further understanding, and I further acknowledge and agree, that, subject to Madison's acceptance of the Offer, the taxable income and taxable loss attributable to the transferred Units with respect to the taxable period in which the transfer occurs shall be divided among and allocated between me and Madison as provided in the Partnership Agreement, or in accordance with such other lawful allocation methodology as may be agreed upon by the Partnership and Madison.

2.     POWER OF ATTORNEY

Effective  upon  Madison's  acceptance of the Offer,  I hereby  irrevocably constitute and appoint Madison and its designees as my true and lawful agent and attorney-in-fact with respect to the Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) vote or act in such a manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units; (ii) deliver the Units and transfer to Madison ownership of the Units on the Partnership's books maintained by the General Partner; (iii) endorse, on my behalf, any payments received by Madison from the Partnership that are made on or after October 30, 2003 which are made payable to me, in favor of Madison or any other payee Madison otherwise designates; (iv) execute a Loss and Indemnity Agreement relating to the Units on my behalf if I fail to include my original certificate(s) (if any) representing the Units with this agreement; (v) execute on my behalf any applications for transfer required by the National Association of Securities Dealers Notice to Members 96-14 and any distribution allocation agreements required to give effect to the transactions contemplated by this agreement; (vi) receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of the Units; and (vii) direct the General Partner to immediately change the address of record of the registered owner of the transferred Units to that of Madison, as my attorney-in-fact. Madison shall not be required to post bond of any nature in connection with this power of attorney. I hereby direct the Partnership and General Partner to remit to Madison distributions made by the Partnership with respect to the Units on or after October 30, 2003. To the extent that any distributions are made by the Partnership with respect to the Units on or after October 30, 2003 and are received by me, I agree to promptly pay over such distributions to Madison. I further agree to pay any costs incurred by Madison in connection with the enforcement of any of my obligations hereunder and to indemnify and hold harmless Madison from and against all claims, damages, losses, obligations and any responsibilities arising, directly or indirectly, out of my breach of any agreements, representations and warranties made by me herein. Madison will be entitled to recover from me all costs and expenses Madison incurs, including fees and expenses incurred in the collection process as well as reasonable lawyers' fees and costs at trial and on appeal, in recovering any amounts due Madison from me under this agreement. I shall keep the terms of this agreement and all other dealings and communications between myself and Madison and our respective representatives confidential.

3.     CUSTODIAN SIGNATURE AND AUTHORIZATION REQUIRED

IF LEGAL TITLE TO THE UNITS IS HELD THROUGH AN IRA, KEOGH OR SIMILAR ACCOUNT, I UNDERSTAND THAT THIS AGREEMENT MUST BE SIGNED BY THE CUSTODIAN OF SUCH IRA OR KEOGH ACCOUNT. FURTHERMORE, I HEREBY AUTHORIZE AND DIRECT THE CUSTODIAN OF SUCH IRA OR KEOGH ACCOUNT TO CONFIRM THIS AGREEMENT.

4.     REPRESENTATIONS AND WARRANTIES

I hereby represent and warrant to Madison and the Partnership that (i) I have received the Offer to Purchase, (ii) I own the Units and have full right, power and authority to validly sell, assign, trade, transfer, convey and deliver to Madison the Units, (iii) effective at the time the Units are accepted for payment by and transferred to Madison, Madison will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale and transfer thereof, and the Units will not be subject to any adverse claim and (iv) I am a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

I hereby also represent, warrant and confirm that in making the Offer I have not relied on any information or representation of Madison except for information regarding the price at which Madison is prepared to purchase my Units, and that Madison has not given me any investment advice nor have I compensated Madison in any manner. I understand that the price offered hereby may be more or less than the fair market price of the Units or than prices recently quoted by secondary market matching services. By making the Offer, I wish to have Madison bear all future risks and uncertainties relating to the value of the Units. I understand that Madison reserves the right to decline my Offer and that no contract will be deemed to have arisen prior to Madison's written acceptance of my Offer.

5.     RELEASE OF GENERAL PARTNER

I hereby release and discharge the General Partner and its officers, shareholders, directors, employees and agents from all actions, causes of action, claims and demands I have, or may have, against the General Partner that result from the General Partner's reliance on the Offer or this Agreement of Assignment and Transfer or any of the terms and conditions contained herein. I hereby indemnify and hold harmless the Partnership from and against all claims, demands, damages, losses, obligations and responsibilities arising, directly or indirectly, out of a breach of any one or more representations and warranties set forth herein.

6.     OFFER IRREVOCABLE

All authority herein conferred or agreed to be conferred shall survive my death or incapacity and all of my obligations shall be binding upon my heirs, personal representatives, successors, and assigns. Subject to applicable law, my Offer is firm and irrevocable and may not be withdrawn for 90 days from the date hereof. In addition, I hereby agree not to offer to sell or accept any offer to purchase any or all of the Units to or from any third party prior to the date that is 90 days from the date hereof or at any time after Madison's acceptance of my Offer, subject to applicable law. Upon request, I will execute and deliver any additional documents deemed by Madison and its designees to be necessary or desirable to complete the assignment, transfer and purchase of the Units.

7.     PAYMENT PROCEDURES

I hereby understand that if my Offer is accepted by Madison, (i) payment by Madison for the Units transferred hereby and accepted by Madison will be made by check mailed to me or my custodian, subject to the terms of this Agreement of Assignment and Transfer and the Offer to Purchase, once the confirmation of transfer of the Units is received by Madison from the Partnership and the effective date of such transfer has passed, and (ii) in certain cases, payment will be made by Madison promptly after the Partnership has declared the last distribution payable to me. I further understand that the effective date of transfer is established by the Partnership and may occur several weeks after the date on which Madison receives confirmation from the Partnership of the transfer of the Units to Madison. I hereby agree that Madison shall have no liability for any damages that may be incurred by me as a result of any delay in such payment caused by the Partnership's failure to either promptly effect transfers or declare the amount of distributions. I acknowledge that, notwithstanding the foregoing, Madison reserves the right, in its sole discretion, to pay for the Units transferred hereby prior to the effective date of transfer established by the Partnership.

8.     TERMINATION

I hereby understand and agree that Madison may, at its sole discretion, terminate this Agreement of Assignment and Transfer (in whole or in part) prior to making payment for the Units in accordance with the terms and conditions of the Offer to Purchase. If Madison does terminate this Agreement of Assignment and Transfer, I understand that (i) Madison shall notify me promptly after such termination and return the Units to me or my custodian, and (ii) Madison shall have no liability for any damages incurred by me as a result of such termination.

9.     ASSIGNMENT AND DISCLAIMER

I understand and agree that Madison may, without my consent, assign all or some of its rights and delegate all or some of its duties arising out of this Agreement of Assignment and Transfer to an affiliate. I hereby disclaim any contractual or other legal relationship with Madison Liquidity Investors, LLC, which merely acted as a provider of general information about this offering and other offerings. I understand that the only party acquiring my Units, and participating in this agreement, is Madison.

10.     GOVERNING LAW; WAIVER OF TRIAL BY JURY

This Agreement of Assignment and Transfer shall be governed by and construed in accordance with the laws of the state of New York. I hereby waive any claim that any state or federal court in the state of New York is an inconvenient forum, and waive any right to trial by jury. I hereby submit to the jurisdiction of any court in the state of New York in any suit or proceeding arising out of or relating to this agreement.

     AS THE TRANSFEROR, YOU MUST COMPLETE ALL ITEMS IN THIS SECTION TO THE EXTENT APPLICABLE OR NOT ALREADY COMPLETED.

     I hereby make application to transfer and assign to Madison, subject to the General Partner's rights, all rights and interests, as set forth herein, in the Partnership and for Madison to succeed to such rights and interests as a substituted limited partner, successor in interest and assignee.

FULL NAME OF PARTNERSHIP: ML Media Partners, L.P.  QUANTITY YOU DESIRE TO SELL:


  PARTNERSHIP ID INFORMATION         CERTIFICATE INFORMATION
  CUSIP#:                            Was a certificate issued to you?            Circle One:    Yes  No
  Partnership Tax ID#:               If yes, did you include the certificate:    Circle One:    Yes  No
                                     If not included, why not?



REGISTRATION INFORMATION

Indicate exactly as shown on Partnership records and include any custodial information. If a Custodial Account, the address of the beneficial owner should be your address. Partnership Interests are currently registered as follows:



                                                                   TAX IDENTIFICATION INFORMATION (COMPLETE APPLICABLE SECTIONS)
                                                                   Social Security or Tax ID #:
HOME PHONE:           CIRCLE ONE:   U.S. Citizen  Resident Alien   Custodian/Trustee Tax ID #:
Non-Resident Alien




CERTIFICATIONS

1. I hereby certify and represent that I have possession of valid title and all requisite power to assign such interests and that assignment is in accordance with applicable laws and regulations and further certify, under penalty of law, the following:
Reason for Transfer:   Sale (for consideration)

 2. I HEREBY CERTIFY, UNDER PENALTIES OF PERJURY, THAT (I) THE NUMBER SHOWN ON THE FORM ABOVE IS MY CORRECT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER, (II) I AM NOT SUBJECT TO BACKUP INCOME TAX WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP INCOME TAX WITHHOLDING,
 (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (THE "IRS") THAT I AM SUBJECT TO BACKUP INCOME TAX WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP INCOME TAX WITHHOLDING, AND (III) I AM A "UNITED STATES PERSON" AS DEFINED IN SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE.

3. I hereby certify, under penalties of perjury, that (i) I am, if an individual, not a nonresident alien for purposes of U.S. income taxation and, if not an individual, not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and related Treasury Regulations promulgated thereunder) and not a disregarded entity as defined in Treasury Regulations ss.1.1445-2(b)(2)(iii), (ii) the number shown on the form above is my correct Social Security Number or Taxpayer Identification Number or Employer Identification Number, and (iii) my home address, if an individual, or the office address, if not an individual, is set forth above. I understand that this certification may be disclosed to the IRS by Madison and that any false statements herein could be punishable by fine, imprisonment, or both. Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

SIGNATURE CERTIFICATION/POWER OF ATTORNEY

I hereby irrevocably constitute and appoint Madison as my true and lawful agent and attorney-in-fact with respect to the Units, with full power of substitution. This must be signed by the registered holder(s) exactly as the name(s) appear(s) on the Partnership records. Persons who sign as a representative or in any fiduciary capacity must indicate their capacity when signing and must present satisfactory evidence of their authority to so act.

PLEASE COMPLETE ALL FIELDS. SIGN AND OBTAIN A MEDALLION SIGNATURE GUARANTEE. MAKE A COPY FOR YOURSELF. RETURN THIS AGREEMENT OF ASSIGNMENT AND TRANSFER AND ANY LIMITED PARTNERSHIP CERTIFICATE(S) IN THE ENCLOSED ENVELOPE. THE METHOD OF DELIVERY OF THIS AGREEMENT OF ASSIGNMENT AND TRANSFER AND ANY LIMITED PARTNERSHIP CERTIFICATE(S) IS AT YOUR OPTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

===============================================================================

     IMPORTANT: Please check the following box if you have lost or misplaced your Limited Partnership Certificate or other confirmation of ownership: |_|

     Date:                  Phone #:            Units: All/or Desired Number:__
     E-mail Address:
                                                (If you desire to sell less
                                                than all of your Units, strike
                                                "All" and indicate the number
                                                of Units to be sold.)

    TO OBTAIN A MEDALLION SIGNATURE GUARANTEE, YOU MUST SIGN THIS AGREEMENT IN FRONT OF A BANKER OR BROKER.

    THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

-------------------------------------------------------------------------------

Your Signature:                           Medallion Signature Guarantee

Your Social Security #:

Co-Owner's Signature:                     Medallion Signature Guarantee

Co-Owner's Social Security #:

Custodian Company Name:                   Medallion Signature Guarantee

Custodian Signature:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) or a corporation or another acting in a fiduciary or representing capacity, please provide the following information:

Name(s): _____________________        Capacity: (Full Title):__________________


AGREED TO AND ACCEPTED:
   MLMP Acquisition Partners, LLC

    By:___________________________           Custodian Account #:


The Purchaser is committed to protecting your privacy. Personal information is collected from you only to execute the sale of your units. We do not rent, lease or sell your personal information to third parties.